UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

Hot Topic, Inc.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-28784	77-0198182
(Commission File Number)	(IRS Employer Identification No.)

18305 E. San Jose Avenue

City of Industry, California 91748

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (626) 839-4681

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On June 12, 2013, Hot Topic, Inc., a California corporation (the “Company”), completed its merger (the “Merger”) with HT Merger Sub Inc., a California corporation (“Merger Sub”) and a wholly owned subsidiary of 212F Holdings LLC, a Delaware limited liability company (“Parent”). Parent and Merger Sub are beneficially owned by affiliates of Sycamore Partners Management, L.L.C. The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of March 6, 2013, among the Company, Parent and Merger Sub (the “Merger Agreement”). The Merger Agreement and the principal terms of the Merger were approved by the Company’s shareholders at a special meeting of the Company’s shareholders held on May 31, 2013. The Merger became effective on June 12, 2013 (the “Effective Time”) when the agreement of merger and officers’ certificates of the Company and Merger Sub were filed with the Secretary of State of the State of California. In the Merger, Merger Sub merged with and into the Company and the Company continued as the surviving corporation (the “Surviving Corporation”) and as a wholly owned subsidiary of Parent.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information disclosed under Item 5.01 is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing or Standard; Transfer of Listing.

In connection with the completion of the Merger on June 12, 2013, the Company notified the NASDAQ Global Select Market (“NASDAQ”) of the effectiveness of the Merger. As a result of the Merger, the Company no longer meets the numerical listing requirements of NASDAQ. The Company also notified NASDAQ that each share of the Company’s common stock (the “Company’s Common Stock”) issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive $14.00 in cash, without interest and less any applicable withholding tax (the “Merger Consideration”), and requested that NASDAQ file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the Company’s Common Stock and suspend trading of the Company’s Common Stock on the NASDAQ Global Select Market prior to the opening of trading on June 13, 2013.

The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Company’s Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Company’s Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, each share of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by (i) the Company or any of its wholly owned subsidiaries (including shares held in the Company’s treasury), (ii) Parent, Merger Sub or any other wholly owned subsidiary of Parent, (iii) the Company’s shareholders who have perfected and not withdrawn or lost their right to dissent under California law, and (iv) shares contributed to Parent by certain members of the Company’s management) was cancelled and automatically converted into the right to receive the Merger Consideration. At the Effective Time, the Company’s shareholders immediately prior to the Effective Time ceased to have any rights as shareholders in the Company (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings or growth.

Item 5.01.	Changes in Control of Registrant.

The information disclosed in the Introductory Note is incorporated by reference herein. A copy of the Merger Agreement is incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 8, 2013. Under the Merger Agreement, each share of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive the Merger Consideration.

Also at the Effective Time, each option to purchase shares of the Company’s Common Stock outstanding immediately prior to the Effective Time (whether vested or unvested) was cancelled and converted into the right to receive, with respect to each share of the Company’s Common Stock subject to such option, a cash payment equal to the excess, if any, of $14.00 over the exercise price per share of such option, less any applicable tax withholding. Each restricted share of the Company’s Common Stock outstanding immediately prior to the Effective Time was treated as a share of the Company’s Common Stock for purposes of the Merger Agreement and as such was converted into the right to receive the Merger Consideration.

As a result of the Merger, Parent acquired 100% of the voting securities of the Company. The aggregate purchase price paid for all equity securities of the Company was approximately $600 million, which consideration was funded by equity financing from Parent and certain members of the Company’s management who contributed cash and/or shares of the Company’s Common Stock to Parent, and by the issuance of senior secured notes by the Surviving Corporation.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 8, 2013.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Director Resignations and Appointment of New Directors

In connection with the Merger, all members of the Company’s Board of Directors other than Lisa Harper (Matthew Drapkin, Steven Becker, Evelyn D’An, Terri Funk Graham, W. Scott Hedrick, John Kyees, Andrew Schuon and Thomas Vellios) resigned from the Company’s Board of Directors as of the Effective Time. Lisa Harper remained a director of the Surviving Corporation following the effective time. Additionally, in accordance with the terms of the Merger Agreement, Stefan Kaluzny and Peter Morrow became directors of the Surviving Corporation immediately after the Effective Time.

Termination of Equity Incentive Plans and Deferred Compensation Plan

On June 12, 2013, the Company’s equity incentive plans, including the Company’s 1996 Equity Incentive Plan, the Company’s Non-Employee Directors’ Stock Option Plan, as amended, the Company’s 2006 Equity Incentive Plan, the Company’s 2012 Equity Incentive Plan and the Company Employee Stock Purchase Plan, as amended, were terminated. Also in connection with the Merger, the Company terminated its Management Deferred Compensation Plan, with such termination to become effective on June 15, 2013.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Articles of Incorporation of the Company, as the Surviving Corporation in the Merger, were amended and restated as provided in the Merger Agreement. The Amended and Restated Articles of Incorporation of the Surviving Corporation are attached as Exhibit 3.1 hereto and incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, the bylaws of the Company, as the Surviving Corporation in the Merger, were amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time. The Amended and Restated Bylaws of the Surviving Corporation are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of March 6, 2013, by and among Hot Topic, Inc., 212F Holdings LLC and HT Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 8, 2013)

3.1	Amended and Restated Articles of Incorporation of Hot Topic, Inc.

3.2	Amended and Restated Bylaws of Hot Topic, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOT TOPIC, INC.

Date: June 12, 2013	By:	/s/ George Wehlitz, Jr.
George Wehlitz, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of March 6, 2013, by and among Hot Topic, Inc., 212F Holdings LLC and HT Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 8, 2013)

3.1	Amended and Restated Articles of Incorporation of Hot Topic, Inc.

3.2	Amended and Restated Bylaws of Hot Topic, Inc.